SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 193

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Check the appropriate box

    Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2
 x   Definitive Proxy Statement
     Definitive Additional Material
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-1

                       The York Water Company
          (Name of Registrant as Specified In Its Charter)

                       The York Water Company
             (Name of Person(s) Filing Proxy Statement)


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
                     THE YORK WATER COMPANY
                     130 EAST MARKET STREET
                    YORK, PENNSYLVANIA 17401


                                                    April 4, 2003

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The York Water Company will be held at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, on Monday, May 5, 2003, at 1:00 P.M. for the purpose of taking action upon the following proposals:

     (1)  To elect three (3) Directors to three-year terms of office;

     (2) To appoint independent accountants to audit the financial statements of the Company for the year 2003; and

     (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 14, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

     You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope. Returning your proxy does not deprive you of the right to attend the meeting and vote your shares in person.

                            By order of the Board of Directors,

                                               JEFFREY R. HINES
                                                      Secretary

                     THE YORK WATER COMPANY
                     130 EAST MARKET STREET
                    YORK, PENNSYLVANIA 17401

                                                  April 4, 2003

                        PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint Irvin S. Naylor, William T. Morris, and Jeffrey S. Osman, and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, Monday, May 5, 2003 (the "Annual Meeting"), and at any adjournment thereof.

     Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about April 4, 2003.

     A shareholder who completes and forwards the enclosed proxy to the Company's transfer agent, American Stock Transfer & Trust Company, is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company or to the transfer agent, at any time before the proxy is exercised.

                      PURPOSE OF THE MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three
(3) years; and (ii) to ratify the appointment of Stambaugh Ness, PC as independent auditors for the fiscal year ending December 31, 2003. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. \

                      VOTING AT THE MEETING

     The outstanding securities of the Company entitled to vote at the meeting consist of 6,364,803 shares of Common Stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof was the close of business on March 14, 2003. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

     In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

     Any votes that are withheld on the proposal to ratify the selection of the independent accountants will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present at the meeting in person or represented by proxy at the meeting and entitled to vote.

     Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.

        VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 14, 2003.

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 14, 2003, by (1) each director and other director nominee of the Company, (2) each executive officer named in the summary compensation table included elsewhere herein and (3) all executive officers and directors as a group.

     The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees and the six directors continuing in office as of March 14, 2003.

                                                                             Director   Full Shares     Percent of
                                    Principal Occupation During             or Officer     Owned       Total Shares
       Name                 Age            Last Five Years                     Since   Beneficially(F1) Outstanding(F2)

                                    NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2006

George Hay Kain, III, Esq.  54  Sole Practitioner, Attorney at Law             08/25/86   31,149 (F3)     0.49
                                  April, 1982 to date

Michael W. Gang, Esq.*      52  Partner/Attorney, Morgan, Lewis & Bockius LLP, 01/22/96    5,273         0.08
                                  Counselors at Law, October, 1984
                                  to date. Morgan, Lewis & Bockius LLP
                                  is counsel to the Company

George W. Hodges            51  Office of the President, The Wolf              06/26/00   60,696 (F4)     0.95
                                  Organization, Inc., Distributor of Building
                                  Products, January, 1986 to date


                                                                             Director     Full Shares    Percent of
                                    Principal Occupation During             or Officer       Owned      Total Shares
       Name                 Age            Last Five Years                     Since    Beneficially(1) Outstanding(2)

                                              TO CONTINUE FOR TERMS EXPIRING IN 2004

Irvin S. Naylor*            67  Vice Chairman of the Board, The York Water     10/31/60   50,001         0.79
                                  Company, May, 2000 to date
                                  Chairman of the Board, The York Water
                                  Company, September, 1993 to May, 2000
                                President/Owner, Snow Time, Inc., Owns
                                  and Operates Ski Areas, June, 1964 to date
                                Vice Chairman/Owner, Cor-Box, Inc.,
                                  Mfg. Corrugated Boxes, June, 1966 to
                                  November, 1999

William T. Morris, P.E.*    65   Chairman of the Board, The York Water          04/19/78   29,081 (F5)     0.46
                                  Company, November, 2001 to date
                                President and Chief Executive Officer,
                                  The York Water Company, May, 1995
                                  to December, 2002

Jeffrey S. Osman*           60   President and Chief Executive Officer,         05/01/95    3,234 (F6)     0.05
                                  January, 2003 to date
                                Vice President-Finance and Secretary-
                                  Treasurer, The York Water Company,
                                  May, 1995 to December, 2002


                                              TO CONTINUE FOR TERMS EXPIRING IN 2005

John L. Finlayson*          61  Vice President-Finance and                     09/02/93    10,135         0.16
                                 Administration, Susquehanna Pfaltzgraff
                                 Co., Manufacturing, Retailing, Radio
                                 Station, Cable TV, August, 1978 to date

Chloe R. Eichelberger       68  Owner/President/Chief Executive Officer,       09/15/95     5,861         0.09
                                 Chloe Eichelberger Textiles, Inc.,  Dyeing
                                 and Finishing Fabrics, September, 1987 to date

Thomas C. Norris            64  Retired, Chairman of the Board, P. H.          06/26/00     7,781 (F7)     0.12
                                 Glatfelter Company, Paper Manufacturer,
                                 May, 2000 to date
                               Chairman of the Board, P. H. Glatfelter Company,
                                 July, 1998 to May, 2000
                               Chairman, President and Chief Executive Officer,
                                 P. H. Glatfelter Company, April, 1988 to July, 1998

                                                                             Director     Full Shares     Percent of
                                    Principal Occupation During             or Officer        Owned       Total Shares
       Name                 Age       Last Five Years                          Since    Beneficially(1) Outstanding(2)

                                                        EXECUTIVE OFFICERS

Jeffrey R. Hines            41 Vice President-Engineering and Secretary        01/01/03    11,798 (F8)     0.19
                                 The York Water Company, January, 2003 to date
                               Vice President-Engineering, The York Water
                                 Company, May, 1995 to December, 2002

Duane R. Close              57 Vice President-Operations, The York Water       01/01/03     5,076         0.08
                                 Company, May, 1995 to date

Bruce C. McIntosh           50 Vice President-Human Resources and Assistant    01/01/03       352         0.01
                                 Treasurer, The York Water Company,
                                 January, 2003 to date
                               Vice President-Human Resources, The
                                 York Water Company, May, 1998 to
                                 December, 2002

Kathleen M. Miller          40 Chief Financial Officer and Treasurer, The      01/01/03     1,406         0.02
                                 York Water Company, January, 2003, to date
                               Controller and Assistant Treasurer, The York
                                 Water Company, October, 2001, to January, 2003
                               Accounting Manager and Assistant Treasurer,
                                 The York Water Company, May, 2000,
                                 to October, 2001

All Directors and Executive Officers as a group                                           221,732 (F9)     3.48

* Members of the Executive Committee.

     (F1) Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.

     (F2) The percentage for each individual or group is based on the aggregate shares outstanding as of March 14, 2003, (6,364,803 shares).

     (F3) Includes 7,421 shares held by Mr. Kain's wife and child for which Mr. Kain disclaims beneficial ownership. Also includes 12,464 shares held by the estate of Mr. Kain's grandfather, for which he is one of three co-trustees and shares voting power and investment power.

     (F4) Includes shares owned by The Wolf Organization for which he shares voting and investment power with other members of the Office of the President, The Wolf Organization.

     (F5) Includes 22,208 shares owned jointly with Mr. Morris' wife and mother, for which he shares voting and investment power.

     (F6) Includes shares owned jointly with Karen E. Knuepfer, for which he shares voting and investment power.

     (F7) Includes 2,864 shares held by Mr. Norris's wife, for which Mr. Norris disclaims beneficial ownership.

     (F8) Includes 11 shares held by Mr. Hines' wife, for which Mr. Hines disclaims beneficial ownership.

     (F9) Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.

                         ELECTION OF DIRECTORS

     At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The bylaws of the Company provide that the Board of Directors will consist of not less than a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted as may be determined by the Proxies.

     The three Directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Jeffrey R. Hines, Vice President-Engineering, Duane R. Close, Vice President-Operations, and Bruce C. McIntosh, Vice President-Human Resources, were designated by the Board of Directors as Section 16 Reporting Officers effective January 1, 2003. The Initial Statement of Beneficial Ownership of Securities, Form 3, for these reporting officers was filed with the Securities and Exchange Commission on January 14, 2003. Jeffrey R. Hines, Vice President-Engineering, reported ownership of 11 shares owned by his spouse on Form 4 Amended on February 14, 2003.

     The Company believes that during the year ended December 31, 2002, all other directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

             GENERAL INFORMATION ABOUT OTHER BOARDS OF DIRECTORS

     The following members of the Board of Directors of The York Water Company are Board members of other publicly held companies as indicated below:

                                           Publicly Held
                                        Companies Other Than
         Board Members                The York Water Company

     Ms. Chloe Eichelberger       Susquehanna Bancshares, Inc.

     Mr. George W. Hodges         Fulton Financial Corp.

     Mr. Thomas C. Norris         Cadmus Communication


                           COMMITTEES AND FUNCTIONS

     The Company has an Executive Committee, an Audit Committee and a Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

     The Executive Committee held eleven (11) meetings during the fiscal year ended December 31, 2002. The Executive Committee is empowered to function as delegated by the Board of Directors. The Executive Committee is composed of the following Directors appointed by the Board: William T. Morris, P.E., Chairman; Irvin S. Naylor; John L. Finlayson; Michael W. Gang, and Jeffrey S. Osman.

     The Audit Committee held four (4) meetings during 2002. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following independent Directors appointed by the Board: John
L. Finlayson, Chairman; Chloe R. Eichelberger; George W. Hodges; and Thomas C. Norris. The Board of Directors has adopted a written charter for the Audit Committee.

     The Compensation and Nomination Committee held four (4) meetings during the fiscal year-ended 2002 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee will consider nominees recommended by shareholders of the Company. Such recommendations should be made in writing, should include a statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. In accordance with the Company's bylaws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: Michael W. Gang, Chairman; John
L. Finlayson; George W. Hodges; Irvin S. Naylor; and Thomas C. Norris.

     On December 16, 2002, the Company's Board separated the Compensation and Nomination Committee into the Compensation Committee and the Corporate Governance and Nomination Committee. The Compensation Committee is comprised of the following Directors appointed by the Board: George W. Hodges, Chairman; John L. Finlayson; George Hay Kain, III; and Chloe R. Eichelberger. The Corporate Governance and Nomination Committee is comprised of the following Directors appointed by the Board: Michael W. Gang, Chairman; Irvin
S. Naylor; Thomas C. Norris; George W. Hodges; and William T Morris. The newly-formed Compensation Committee and Corporate Governance and Nomination Committee did not meet during the fiscal year ended 2002.

                 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICER

     The following table sets forth information concerning compensation paid or accrued by the Company to the Chief Executive Officer and the Vice President-Finance, Secretary-Treasurer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.

                         SUMMARY COMPENSATION TABLE

                                Annual Compensation
                 Name and                                            All Other
                 Principal                                        Compensation
                 Position          Year       Salary($)              ($) (1)

    William T. Morris, Chairman,   2002        251,115                  1,000
    President, Chief Executive     2001        190,182                  1,000
    Officer and Director           2000        175,542                  1,000


    Jeffrey S. Osman, Vice         2002        125,240                  1,000
    President-Finance, Secretary-  2001        116,658                  1,000
    Treasurer and Director         2000        109,753                  1,000

    (1) Represents $1,000 of Company matching contributions to Mr. Morris' and to Mr. Osman's 401(k) plan in 2000, 2001, and 2002.

    Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $17.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 2002, Mr. Morris has been credited with 34 years of service and Mr. Osman has been credited with 19 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.


                         Years of Service
     Remuneration     19        25        30        34
     $248,286      $73,382   $96,555   $115,866   $131,315
      147,539       44,672    58,779          -          -

     The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.

     The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to five members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600, in the case of Mr. Osman is $1,440 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $68,400, and the estimated benefit payable to Mr. Osman at normal retirement age under the Supplemental Plan is $34,560. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:

     Annual Retirement                     Years of Service
       Benefit Unit                 Subsequent to December 31, 1983
                               10        15        20        25         30
          $3,600            $36,000   $54,000   $72,000   $90,000   $108,000
           2,100             21,000    31,500    42,000    52,500     63,000
           1,754             17,540    26,310    35,080    43,850     52,620
           1,440             14,400    21,600    28,800    36,000     43,200
           1,200             12,000    18,000    24,000    30,000     36,000

         The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven
(11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris and Mr. Osman, no other directors participate in this program. Mr. Morris' projected annual payment under this program is $24,792, and Mr. Osman's projected annual payment under this program is $15,828.

     Mr. Osman has an employment contract with the Company which provides that, in the event of his involuntary termination of employment for any reason other than cause prior to or following a change of control of the Company, he would be entitled to severance payments. Mr. Osman would be entitled to a severance payment equal to .5 times his base salary for the preceding 12 months. Mr. Osman would be entitled to medical, dental and other insurance benefits for a period of one year after his termination date. The employment contract contains provisions regarding his obligation to maintain the confidentiality of Company information and his agreement not to compete with the Company within its franchised service territory for a period of one year after termination of his employment by the Company.

     Each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the
Company: $8,500 per annum in Directors' fees; $4,250 per annum for service as a regular member of the Executive Committee; a per diem of $525 for each Board of Directors' Meeting; and a per diem of $525 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 15 Board of Directors' Meetings and 11 Executive Committee Meetings during the fiscal year ended December 31, 2002. All Directors attended at least 75% of the scheduled Board of Directors and committee meetings.

                          COMPANY PERFORMANCE

     The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies maintained by Edward D. Jones & Co. (the "Peer Index").

                              DOLLAR RETURN
                            For Past 5 Years

                             1998    1999     2000     2001     2002
     Water Peer Group         124     146      154      176      172
     The York Water Company    99      91      108      175      177
     S & P 500                127     152      137      119       91


     The line graph above assumes $100 invested on December 31, 1997 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American States Water Company, American Water Works Inc., Artesian Resources Corp., BIW Limited, California Water Service, Connecticut Water Service, Inc., Middlesex Water Company, Pennichuck Corporation, Philadelphia Suburban Corp., SJW Corp., and Southwest Water Co.

                      COMPENSATION COMMITTEE REPORT
                        ON EXECUTIVE COMPENSATION

     The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, directors and members of the Committees of the Board of Directors of the Company. The Vice Chairman serves the Company in a part-time capacity, and the amount of salary payable to such officer has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

     Mr. Morris, the Chief Executive Officer of the Company, served the Company as its President and General Manager from May, 1982 to May, 1995. In May 1995 Mr. Morris assumed the position of President and Chief Executive Officer, and in November 2001 the position of Chairman. Mr. Morris retired as President and Chief Executive Officer in December, 2002. Mr. Osman has served the Company as its Vice President-Finance and Secretary-Treasurer since May, 1995, and became President and Chief Executive Officer in January, 2003. The Compensation and Nomination Committee historically has established Mr. Morris' and Mr. Osman's compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

     Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).

Michael W. Gang, Chairman       Irvin S. Naylor, Member
John L. Finlayson, Member       Thomas C. Norris, Member
George W. Hodges, Member

                       REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee (the "Committee") consists of four non-employee directors that are considered independent according to the guidelines set forth by the National Association of Securities Dealers. In January, 2003, the Board of Directors adopted an amended and restated written charter for the Audit Committee. A copy of the amended and restated written charter is attached as an appendix to the proxy statement.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board, reports to the Securities and Exchange Commission on Forms 10-Q and 10-K and releases of earnings. In addition, the Committee selects, subject to stockholder ratification, the Company's independent public accountants.

     John L. Finlayson, Chairman of the Audit Committee, is a financial expert. Chairman Finlayson is a Certified Public Accountant, and has an understanding of generally accepted accounting principles and financial statements. Chairman Finlayson is experienced in the preparation and auditing of financial statements of public companies, and has an understanding of accounting estimates, internal accounting controls, and audit committee functions.

<PAGE
     Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee has discussed with the independent public accountants the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based upon the Committee's discussions with management and the independent public accountants and the Committee's review of the representations of management and the report of the independent public accounts to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

John L. Finlayson, Chairman     George W. Hodges, Member
Chloe R. Eichelberger, Member   Thomas C. Norris, Member

                       SHAREHOLDER APPROVAL OF
              APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of Stambaugh Ness, PC, York, Pennsylvania as independent public accountants to audit the financial statements of the Company for the year 2003. Stambaugh Ness, PC has audited the Company's financial statements since 2000. There have been no disagreements between the Company and Stambaugh Ness, PC concerning the Company's financial statements. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of Stambaugh Ness, PC.

     Audit fees and all professional services to be rendered by Stambaugh Ness, PC are approved by the Company's Audit Committee. The Board considers the possible effect on auditors' independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2003.

     Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the reports on Form 10-Q and 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

     During 2002 and 2001, fees for services provided by Stambaugh Ness, PC were as follows:

                                            2002        2001
         Audit fees                       $48,675      $50,940
         Income Tax Service Fees            5,690        7,885
         SEC Registration Statement Fees        0        5,900
         All Other Fees                         0            0
                                          $54,365      $64,725

     Representatives of Stambaugh Ness, PC are expected to be present at the Annual Meeting. Representatives of Stambaugh Ness, PC will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of Stambaugh Ness, PC is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

                            DISCRETIONARY AUTHORITY

     The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.

             SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

     In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 2004 Annual Meeting of Shareholders must be received by the Company in writing prior to February 3, 2004.

                             OTHER MATTERS

     The expense of this solicitation will be paid by the Company. If necessary, some of the officers of the Company and regular employees of The York Water Company may solicit proxies personally or by telephone.

     Further information regarding the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which has been filed with the Securities and Exchange Commission. The Form 10-K (including financial statements and schedules) may be obtained free of charge by writing to: The York Water Company, 130 East Market Street, York, Pennsylvania 17401. Copies of exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee. The Form 10-K is available on the Company's website at www.yorkwater.com.

     A copy of the Company's Annual Report to Shareholders, which includes financial statements, is being transmitted herewith, but does not form part of the proxy solicitation materials.

                  DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                              SHARING AN ADDRESS

     Only one proxy statement and annual report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request the Company will promptly deliver a proxy statement and annual report to any security holder at a shared address to which a single copy of the proxy statement and annual report was delivered. Security holders should make their request for delivery of an individual copy of the proxy statement and annual report in writing to the Company's transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by calling 1-800-937-5449.


                                                                  APPENDIX A

                        THE YORK WATER COMPANY
                        AUDIT COMMITTEE CHARTER

     The Audit Committee shall be responsible for the appointment, compensation, and oversight of the work of the Company's registered independent auditor employed by The York Water Company relating to preparing and issuing an audit report, financial reporting issues, internal financial controls, and significant risks and exposures. The Company's registered independent auditor will report directly to the Audit Committee.

     Each member of the Audit Committee must be independent and may not, other than in the capacity as a member of the Audit Committee, the Board of Directors or any other board committee, accept any compensatory fee from the Company. Each member of the Audit Committee may not be an affiliated person of the Company.

     The Audit Committee will include at least one member who is a financial expert who has an understanding of generally accepted accounting principles, will have experience in the preparation or auditing of financial statements of comparable companies, and who has an understanding of accounting estimates, internal accounting controls and audit committee functions.

     The Audit Committee responsibilities will include, but shall not be limited to:

          Selection of the Company's registered independent auditor for election by the shareholders.

          Approve the Company's registered independent auditor fees.

          Oversee the work of the Company's registered independent auditor.

          Confirm the independence and objectivity of the registered independent auditor, including those procedures set forth on Exhibit A.

          Determine, in consultation with the independent auditor, and review, in consultation with Company management, the audit scope and plan.

          Approve, in advance, the provision by the registered independent auditor of all permissible non-audit services.

          Authorize and conduct investigations into any matters within the scope of the Audit Committee. Engage and approve the fees for independent counsel and other advisors.

          Establish procedures for the receipt, retention and treatment of complaints received by the Company. Ensure such complaints are treated confidentially and anonymously.

          Review with the registered independent auditor quarterly and annual financial statements, accompanying footnotes and report of the registered independent auditor.

          Prior to publication, review earnings releases.

          Resolve disputes and disagreements between the registered independent auditor and management.

          Review with Company management and the independent and internal auditors the quality and adequacy of internal controls and the Company's response to recommendations for the improvement thereof.

          Review critical accounting policies and practices, disclosure controls and procedures, internal control report, alternative generally accepted accounting principles treatment of financial information and all written communications between the registered independent auditor and management.

          Conduct regularly convened executive sessions of the Audit Committee and registered independent auditors.

          Review and approve or disapprove related-party transactions.


                              THE YORK WATER COMPANY
                             AUDIT COMMITTEE CHARTER

                                                                   EXHIBIT A

The Committee shall:

          Request annually from the independent auditors a formal written statement describing: the independent auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the independent auditors, and steps taken to deal with such issues; and all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1;

          Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and

          Review with the independent and internal auditors any problems or difficulties the auditors may have encountered with management's response to its inquiries or otherwise, and any management letter provided by the auditors, and the Company's response to that letter.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE YORK WATER COMPANY

             Proxy - Annual Meeting of Shareholders
                          May 5, 2003

     The undersigned, a Shareholder of The York Water Company, a Pennsylvania corporation (the "Company"), does hereby appoint Irvin
S. Naylor, William T. Morris, and Jeffrey S. Osman, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Monday, May 5, 2003 at 1:00 p.m. local time at The Yorktowne Hotel, 48 East Market Street,
York, Pennsylvania or at any adjournment thereof.
(Continued and to be signed on reverse side)

(1) ELECTION OF DIRECTORS

To vote with respect to    For All Nominees  Withhold Authority
the election of            Listed Below      For all Nominees
George Hay Kain, III
Michael W. Gang
George W. Hodges

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that Nominee's name on the line provided below.



Cumulative votes for one or more nominees as follows:

Nominees:             George Hay Kain, III

                      Michael W. Gang

                      George W. Hodges


                                   For    Against  Abstain
(2)  Appoint Stambaugh Ness,
       PC as auditors

(3)  DISCRETIONARY AUTHORITY
       To transact such other business as may properly come before the meeting and any adjournment thereof according to the proxies' discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2.

Signature

Signature if Shares Held Jointly

Dated                      2003

NOTE: Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.